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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated ________________ in the Registration Statement (Form
S-1 No. 333-     ) and related Prospectus of America Online Latin America, Inc.
for the registration of ___________ shares of its Class A common stock.

                                                     Ernst & Young LLP



McLean, Virginia


The foregoing consent is in the form that will be signed upon the completion of the reorganization as described in Note 1 to the financial statements.


                                                     /s/ Ernst & Young LLP


McLean, Virginia
January 20, 2000